Exhibit 99.1

RGS Energy Completes $2.8 Million Public Offering of Preferred Stock and Warrants

LOUISVILLE, Colo., Sept. 14, 2016—RGS Energy (Nasdaq: RGSE), a residential and small commercial solar company since 1978, has completed the previously announced $2.8 million offering of units consisting of its Series A 12.5% Mandatorily Convertible Preferred Stock, stated value $1,000 per share (the “Preferred Stock”), and Series H warrant at a price of $1,000 per unit.

The Preferred Stock is initially convertible into shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”) at a value of $5.50 per share of Common Stock subject to daily adjustment thereafter, and a Series H warrant to purchase 181.8181 shares of Class A common stock at an initial exercise price of $5.50 per share subject to a one-time adjustment in the future. For further details concerning the offering, see the company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on September 12, 2016 and September 14, 2016.

After deducting placement agent fees and other estimated offering expenses, net proceeds of the offering totals approximately $2.2 million.

“This additional capital is another step in our business turnaround strategy,” said Alan Fine, RGS Energy’s Vice President of Operations and Principal Financial Officer. “Another element of our capital raising plan is the anticipated conversions by the April 2016 convertible note holders that can begin starting October 1, 2016. These conversions are expected to result in the release of the $8.25 million presently held in restricted cash. Our capital raising plan is expected to substantially improve our financial position by year end.”

Roth Capital Partners acted as the sole book-running manager and WestPark Capital, Inc. as the co-manager for the offering.

A registration statement relating to these securities has been previously filed and declared effective with the Securities and Exchange Commission (SEC File No. 333-211915). The registration statement on Form S-1 may be accessed through the SEC’s website at www.sec.gov. Alternatively, copies of the prospectus relating to this offering may be obtained from Roth Capital Partners at 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660.

About RGS Energy

RGS Energy (NASDAQ: RGSE) is a residential and small commercial solar company, which has installed more than 25,000 solar power systems since 1978. RGS Energy makes it very convenient for customers to save on their energy bill by providing turnkey solar solutions - from system design, construction planning, customer financing assistance, installation, to interconnection and warranty.

RGS Energy is the company’s registered trade name. The company files periodic and other reports with the Securities and Exchange Commission under its official name “Real Goods Solar, Inc.”

Forward-Looking Statements

This press release by RGS Energy (the “Company,” “we,” “us,” “its,” “our”) contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they provide our current beliefs, expectations, assumptions, forecasts, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “hypothetical,” “anticipate,” “believe,” “plan,” “target”, “estimate,” “expect,” “strive,” “future,” “intend,” “may,” “will” and similar expressions as they relate to us are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Such forward-looking statements include, but are not limited to, statements regarding the closing of the public offering, estimated net proceeds of the offering and the anticipated use of proceeds of the offering. Forward looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. Therefore, the Company cautions you against relying on any of these forward-looking statements.

Key risks and uncertainties that may cause a change in any forward-looking statement include: the Company’s ability to obtain additional capital for implementation of its business turnaround strategy; the effect of electric power generation industry regulations in the states the Company operates; net electric power metering and related policies; the level of demand for our solar energy systems; the availability of a sufficient, timely, and cost-effective supply of solar panels; the Company’s ability to implement required cost containment and reductions; compliance with its loan agreements; the Company’s ability to generate sufficient cash flow from operations to fund operation; litigation and contract disputes; the terms of any future amendment to our revolving credit facility; the size and timing of completion of the Unit offering discussed herein; and the use of proceeds from the Unit offering discussed herein. You should read the section entitled “Risk Factors” in our 2015 Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q for the fiscal quarters ending March 30, 2016 and June 30, 2016, each of which has been filed with the Securities and Exchange Commission, which identify certain of these and additional risks and uncertainties. Any forward-looking statements made by us in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Relations Contact

Ron Both, Senior Managing Director

Liolios Group, Inc.

Tel 1-949-574-3860

RGSE@liolios.com